As filed with the Securities and Exchange Commission on April 17, 2015

Registration No. 333-202071

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

Amendment No. 3 to

FORM S-1

______________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSE ROCK INC.

(Exact name of registrant as specified in its charter)

Nevada	4700	47-2019013
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1350 Rose Glen Rd

Gladwyne, PA 19035

484-417-6665

e-mail: ysun123@hotmail.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Legal Corporate Services, Inc

1810 E. Sahara Ave, Ste 1214

Las Vegas, NV 89104

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
		(2)	(3)	(1)
Common Stock $0.001 par value to be sold by selling shareholders	2,000,000	$0.01	$20,000	2.32

(1)	Registration Fee has been paid via Fedwire.
(2)	This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.004 per share for 5,000,000 shares to our sole officer and director and $0.01 for 2,000,000 shares to unaffiliated investors.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

ROSE ROCK INC.

2,000,000 Shares of Common Stock

$0.01 per share

Date of Prospectus: Subject to Completion

Prior to this Offering, no public market has existed for the common stock of ROSE ROCK INC.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the OTCBB.  To be quoted on the OTCBB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 2,000,000 shares of our common stock for sale by selling shareholders.  No shares are being registered for sale by the Company.    There is no guarantee that a public market will ever develop and you may be unable to sell your shares.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.01 per share for the duration of the offering. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Because we are considered a "Shell" company, shareholders' shares will have limited transferability under Rule 144(i), see "Risk Factors." All selling shareholders are underwriters and must sell their respective shares at a fixed price of $0.01 per share for the duration of the offering. There is currently no market for our common stock.

PLEASE NOTE THAT THE COMPANY IS A SHELL COMPANY IN ACCORDANCE WITH THE SECURITIES ACT OF 1933. ACCORDINGLY, THE SECURITIES SOLD IN THIS OFFERING CAN ONLY BE RESOLD THROUGH REGISTRATION UNDER THE SECURITIES ACT OF 1933; SECTION 4(l), IF AVAILABLE, FOR NON-AFFILIATES; OR BY MEETING THE FOLLOWING CONDITIONS OF RULE 144(I):

•	THE ISSUER OF THE SECURITIES THAT WAS FORMERLY A SHELL COMPANY HAS CEASED TO BE A SHELL COMPANY;

•	THE ISSUER OF THE SECURITIES IS SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D) OF THE EXCHANGE ACT;

•	THE ISSUER OF THE SECURITIES HAS FILED ALL EXCHANGE ACT REPORTS AND MATERIAL REQUIRED TO BE FILED, AS APPLICABLE, DURING THE PRECEDING 12 MONTHS (OR SUCH SHORTER PERIOD THAT THE ISSUER WAS REQUIRED TO FILE SUCH REQUIRED TO FILE SUCH REPORTS AND MATERIALS), OTHER THAN FORM 8-K REPOTRS; AND AT LEAST ONE YEAR HAS ELAPSED FROM THE TIME THAT THE ISSUER FILED CURRENT FORM 10 TYPE INFORMATION WITH THE SEC REFLECTING ITS STATUS AS AN ENTITY THAT IS NOT A SHELL COMPANY.

All of our selling shareholders are underwriters and sales price to the public is fixed at $0.01 for the duration of the offering.

The selling shareholders will sell their shares at a fixed price per share of $0.01 for the duration of this Offering. We will not receive any proceeds from the sale of the 2,000,000 shares sold by the selling shareholders.  Selling shareholders will receive proceeds of $0.01 per share sold.  If all shares being offered by the selling shareholders are sold, selling shareholders will receive net proceeds of $20,000.  The Company will not receive funds from the sale of shares being offered by selling shareholders.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

Any investment in the Shares offered herein involves a high degree of risk.   You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for ROSE ROCK INC., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

ROSE ROCK INC.

Until _____, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “RRI" and "Company" are to ROSE ROCK INC.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

ROSE ROCK INC. was incorporated in the State of Nevada on September 26, 2014, and our fiscal year end is December 31. The Company’s purpose is to consult to various US companies who seek to do business in China as well as Chinese companies looking to enter the US markets.

The Company's website is currently under development.

We have not yet generated any revenues since inception.  We have been issued a "substantial doubt" going concern opinion from our auditors. We have $7,000 in cash as of December 31, 2014.

Where you can find us:

1350 Rose Glen Rd

Gladwyne, PA 19035

484-417-6665

e-mail: ysun123@hotmail.com

We received our initial funding of $20,000 through the sale of 5,000,000 shares of common stock to our sole officer and director Xingzhong Sun 5,000,000 shares of our common stock at $0.004.  Our financial statements from inception (September 26,2014) through the period ended December 31, 2014 report no revenues and a net loss of $13,224 Our independent auditors have issued an audit opinion for Rose Rock, Inc, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our sole officer has other outside business activities, will not be taking a salary during the development of our businesses, and, as such, he will be devoting between 20-75% of time, or 8-30 hours per week to our operations.  We feel that the time provided by management is sufficient to develop the business as we will also use outside sales and contractors when needed.  Much of this time will be devoted to management of sales, solidifying industry contacts, and overseeing outside contractors.  We do not currently have any contracts or agreements in place with any outside sales or development contractors.

The company is not a blank-check company and was not formed for the purposes of a merger or acquisition transaction nor any other transaction of similar nature. The company has a specific business plan in place. The Company has no current intentions, plans, arrangements, commitments or understandings to engage in a merger or acquisition with another company nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type of transaction. The Company’s purpose is to consult to various US companies who seek to do business in China as well as Chinese companies looking to enter the US markets.

We are seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value.

We believe it is advantageous to go public at this time, due to the potential to raise additional funds in the capital markets.  As a public company we would have access to more financing options, as investors generally have greater liquidity to exit their investment.  However, there are significant disadvantages to going public, including the possibility that liquidity in our market will not occur, there is no guarantee that we will be able to secure financing at rates favorable to us, and increased costs to be a public company.  We anticipate this offering will cost $23,000 and we will incur $10,000 in professional fees to remain public in the next 12-months.

As of December 31, 2014, we had $7,000 cash on hand.

At present, we do not have enough cash on hand to fund the completion of our Offering. In order to proceed with our business plan, we will have to find alternative sources of funds, like a second public offering, a private placement of securities or loans from our officer or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either money that we raise from our equity, or other alternative sources such as debt financing, we may be unable to continue to maintain, develop or expand our operations.  We estimate that we will require $25,000 in additional funds over the next 12 months, for completion of our website, marketing costs, and for the costs of being a public company.    We will not receive any proceeds from this Offering and we have no current plans for financing.

This is our initial public offering.  We are registering a total of 2,000,000 shares of our common stock, for sale by the selling shareholders. The selling shareholders will sell their shares at a fixed price per share of $0.01 for the duration of the offering.

We will not receive any proceeds from the sale of any of the 2,000,000 shares offered by the selling shareholders.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

Implications of Being an Emerging Growth Company

We are an "emerging growth company," as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an "emerging growth company" for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled "As an "emerging growth company" under the jumpstart our business startups act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements."

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered	2,000,000 shares of common stock: which are being offered by the selling shareholders. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

Price per share	The selling shareholders will sell their shares at a fixed price per share of $0.01 for the duration of this Offering.

Securities Issued and Outstanding	7,000,000 shares of common stock are issued and outstanding.

Offering Proceeds	We will not be receiving proceeds from the offering.

Registration costs	We estimate our total offering registration costs to be $23,000. If we experience a shortage of funds prior to funding, our director has verbally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our director has no formal commitment or legal obligation to advance or loan funds to the Company.

Our sole officer and director, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  Our sole executive officer and director will own 71.4% of our common stock.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.

Risks Associated With ROSE ROCK INC.:

Our independent auditors have issued an audit opinion for Rose Rock Inc which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have no profits which we expect to continue into the future.  There is no assurance our future operations will result in continued profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on September 26, 2014 and we have not fully developed our proposed business operations and have not generated any revenues to date.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to December 31, 2014, was $13,224 of which approximately $10,000 is for professional fees in connection with this Offering.  Our ability to maintain profitability and positive cash flow is dependent upon:

•	Our ability to attract new customers who will buy our services,
•	Our ability to generate sufficient revenue through the sale of our services.

Based upon current plans, we expect to incur minimal operating profits or losses in future periods because we will be incurring expenses that may exceed revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We have no clients or customers at this time and even when we do, there is no assurance that we will make a profit.

We have no clients or customers at this time.  If we are unable to attract enough customers/clients to purchase services it will have a negative effect on our ability to continue to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic downturn and macro-economic challenges currently affecting the economy of the United States and other parts of the world, some of the consulting services that we may desire to offer to clients could suffer delays or postponement until the economy strengthens, which could in turn effect our ability to obtain additional financing. We anticipate our revenues to be derived from the sale of our services, which could be suffer if customers are suffering from the economic downturn. During weak economic conditions, we may not experience any growth if we are unable to obtain financing to enable us to market and offer our services. If the domestic and/or international economy were to weaken, the demand for any consulting services we may desire to offer could decline, which could have a material adverse effect on our operating results and stock price.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

Some of our competitors have significantly greater financial and marketing resources than we do.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

Because most of our competitors are not publicly reporting companies, their operating expenses are considerably lower.

Most of the companies with which we will be competing are not public companies.  RRI's responsibility to file reports with the SEC upon effectiveness of this registration statement means our basic operating expenses are much higher than those of our competitors.  The added expense of being a public reporting company will make it more difficult for us to compete.

Because Xingzhong Sun has other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officer and director has other outside business activities and will only be devoting between 20-75% of his time, or 8-30 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient. However, these outside interests may deter from the development of Rose Rock Inc. In the event he is unable to fulfill any aspect of his duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officer.

We currently are managed by a sole officer and we are entirely dependent upon him in order to conduct our operations.  If he should resign or die, there will be no one to run ROSE ROCK INC., and the company has no Key Man insurance.  If our current officer is no longer able to serve as such and we are unable to find other persons to replace him, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our controlling stockholder has significant influence over the Company.

As of February 2, 2015, Xingzhong Sun, the Company's Chief Executive Officer owns 71.4% of the outstanding common stock.  As a result he will possess a significant influence over our affairs and may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock. Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as our sole officer and director retains a controlling interest.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director, who is our principal executive officer and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger Board of Directors that would include some independent members, if ever, there will be limited oversight of our President's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our current sole officer and director may set salaries and perquisites in the future, which the Company is unable to support with its current assets.

While he is reimbursed for out-of-pocket expenses, our current sole officer and director is not taking a salary. He has verbally indicated his willingness to perform his duties without additional compensation, during the development stage.  However, there is no written agreement, and our sole officer and director may decide to award himself a salary and other benefits.  The Company does not currently generate revenues, and there is no guarantee that it will do so in the near future.  We do not have sufficient funds available to fully implement our current plan of operations and will be unable to support any salaries or other benefits for management, which will cause us to cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR IS INEXPERIENCED IN OPERATING A PUBLIC COMPANY OUR BUSINESS PLAN MAY FAIL.

Our sole officer and director does not have any specific training in running a Public business. With no direct training or experience in this area, management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Risks Associated With This Offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2015, including a Form 10-K for the year ended December 31, 2015, assuming this registration statement is declared effective before that date. At or prior to December 31, 2015, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on December 31, 2015. If we do not file a registration statement on Form 8-A at or prior to December 31, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $2,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between the Company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an "emerging growth company" under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an "emerging growth company" under the jumpstart our business startups act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth  company the following fiscal year, or if we issue more than $1 billion in  non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."  Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2015; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

At present, we do not have enough cash on hand to fund the completion of our Offering. In order to proceed with our business plan, we will have to find alternative sources of funds.

At present, we do not have enough cash on hand to fund the completion of our Offering. In order to proceed with our business plan, we will have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either money that we raise from our equity, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We will incur ongoing costs and expenses for SEC reporting and compliance, without increased revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $10,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require increased revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our Sole Officer and Director Currently Owns 71.4% Of The Company's Issued and Outstanding Stock.

Presently, the Company's sole Officer and Director beneficially owns 5,000,000 (71.4%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by the Company shareholders, including the election of directors.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Our sole director and officer will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of his share ownership in our Company, our sole director will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  His interests may differ from the interests of other stockholders, and thus result in corporate decisions that are disadvantageous to other shareholders.

We Are Unlikely To Pay Dividends

To date, we have not paid dividends on our common stock, nor do we intend to pay dividends in the foreseeable future, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock listed on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not likely be traded.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this offering. If we have less than 300 record shareholders, and have not filed a registration pursuant to 8A of the Exchange Act, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The selling stockholders are offering 2,000,000 shares of common stock through this Prospectus.  They must sell these shares at a fixed price of $0.01 for the duration of this offering.  Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may have a depressive effect on the price of our common stock in any market that may develop.

USE OF PROCEEDS

We are registering a total of 2,000,000 shares of our common stock for sale by selling shareholders.  No shares are being registered for sale by the Company. The Company will not receive funds from the sale of shares being offered by selling shareholders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined arbitrarily by us.  The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. In determining the offering price, we took into consideration our capital structure.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this Prospectus.  In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

Not applicable.

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 2,000,000 shares of the common stock offered through this Prospectus.  The shares were sold between January 1, 2015 under thru February 2, 2015 offerings exempt from registration under the Securities Act of 1933 as provided and promulgated by the SEC and Regulation S as detailed below.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation S required restrictive legends on all certificates issued;
•	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

Thirty two (32) unaffiliated investors purchased 2,000,000 shares under an offering exempt from registration under the Securities Act of 1933 as provided in Regulation S.

The following provides as of February 2, 2015, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this Offering;
2.	The total number of shares that are to be offered for each;
3.	The total number of shares that will be owned by each upon completion of the Offering;
4.	The percentage owned by each; and
5.	The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.  None of the selling shareholders is a spouse or minor child of another shareholder.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 7,000,000 shares outstanding as of the date of this prospectus.

	Shares	Total of	Total	Percent
Name of	Owned Prior	Shares	Shares	Owned
Selling	To This	Offered	After	After
Shareholder	Offering	For Sale	Offering	Offering

JUNYING LI	400,000	400,000	0	0
PENG CHEN	300,000	300,000	0	0
YANFEI DUAN	100,000	100,000	0	0
ZHIJUAN LIU	100,000	100,000	0	0
JING SUN	100,000	100,000	0	0
ZHIFENG LIU	100,000	100,000	0	0
ZHIQIANG DUAN	100,000	100,000	0	0
HAIMING CHEN	100,000	100,000	0	0
KAIMING LIU	100,000	100,000	0	0
CHUNYAN ZHAO	100,000	100,000	0	0
JIPENG LIU	100,000	100,000	0	0
HUANHUAN LI	10,000	10,000	0	0
MINGHUI JI	10,000	10,000	0	0
YULONG WANG	10,000	10,000	0	0
HUAMIN YANG	10,000	10,000	0	0
CHAO LV	10,000	10,000	0	0
JINGYU ZHANG	10,000	10,000	0	0
LONG JIN	10,000	10,000	0	0
XINKAI XUE	10,000	10,000	0	0
XUEMEI CEN	10,000	10,000	0	0
GUANGWU MENG	10,000	10,000	0	0
HUA XU	10,000	10,000	0	0
MANJUN SUN	10,000	10,000	0	0
AO CUI	10,000	10,000	0	0
TINGTING SONG	10,000	10,000	0	0
XIFAN TONG	10,000	10,000	0	0
HAILONG BIAN	10,000	10,000	0	0
WEI DOU	10,000	10,000	0	0
JUN CUI	10,000	10,000	0	0
WEIHONG XU	10,000	10,000	0	0
BINGJIA LIU	10,000	10,000	0	0
WEIWEI GAO	200,000	200,000	0	0

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with the Company or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.	Are broker-dealers or affiliates of broker dealers; or
3.	Has ever been an officer or director of ROSE ROCK INC.

PLAN OF DISTRIBUTION

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions; or
3.	in any combination of these methods of distribution.

The sales price to the public, of $0.01 per share, has been determined by the Company based on the price the shares were sold to the selling shareholders.  The price of $0.01 per share is a fixed price for the duration of the offering. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  The Company will apply to have its shares of common stock listed on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board, the selling shareholders will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $0.01 per share for the duration of this Offering.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  Any broker, broker-dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock".  For the purposes relevant to the Company, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders have been deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 365 days.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 2,000,000 shares by the selling shareholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception to December 31, 2014 have been prepared by Paritz & Company P.A.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business

We are a development stage enterprise that commenced operations in September 26, 2014, which has been limited to organizational and business development activities. We will be an international consulting company and start-up consulting company that intends to assists start-ups and development stage companies, as well as established companies, with consulting services focused on doing business in the United States and China providing administrative support and consulting to the process. Our mission is to assist management in early stage companies with services designed to keep them focused on their core business ideas while provide the proper ways to enter the desired marketplace. We have had no operations at this time and have limited financial resources. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company’s lack of business operations and early losses raise substantial doubt about our ability to continue as a going concern.” Our operations to date have been devoted primarily to start-up, development and operational activities, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Evaluating various target industries to market our services;
4.	Research on marketing channels/strategies for our services; initially we will utilize the many contacts Mr. Sun has developed over the years.
5.	The development of our initial online website; and
6.	Research on services and pricing of our services.

We intend to provide services to target companies with the mission to assist the founders develop their product and services to the international marketplace and provide hands-on support services to reduce startup costs and accelerate time to market. Besides general administrative services, we intend to offer services to assist with product development and design, corporate formation and structure. We also intend to offer virtual office space, financial and accounting resources, marketing and branding services and legal guidance by partnering with law firms and accounting firms. By offering these services, we intend to enable our potential entrepreneurial clients the time to focus on developing their products and services so they are not consumed with administrative activities that will consume valuable time from their work schedules. We believe that the administrative and other consulting services will increase the value of our potential clients businesses thereby increasing the attractiveness for additional capital to enable them to bring their products and services to market. At this time we have no official fee structure; pricing will be based upon job description and the anticipated services required by the client company.

Where you can find us

ROSE ROCK INC. was incorporated in the State of Nevada on September 26, 2014.  Our fiscal year end is December 31.  The company's administrative address is:

1350 Rose Glen Rd

Gladwyne, PA 19035

Office Phone: 484-417-6665

e-mail: ysun123@hotmail.com

ROSE ROCK INC. has no revenues and had a net loss of $13,224 for the period since inception (September 26, 2014) to December 31, 2014, and had $7,000 of cash on hand at December 31, 2014.  Since we have no revenues, we have relied upon the sale of our securities to investors and corporate officers and directors for funding.

Rose Rock Inc has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  Rose Rock Inc, its director, officer, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Status of Publicly Announced New Products or Services

None at this time

Competitive Business Conditions and Strategy; Rose Rock Inc' Position in the Industry

Our Business Strategy

Our goal is to consult with companies looking to expand their business internationally in the United States or China, as well as other companies, by providing administrative support, which will allow management to focus on their core business. We believe this will generate capital appreciation of the client companies and realized gains for their founders. We believe that by consulting with entrepreneurs at inception, we will generate client loyalty while we add value for our potential clients. The following are key elements of our strategy:

●	Guide our clients through the challenges of early development. We intend to help provide our client companies with the human capital to cultivate their products and services and grow into profitability. We believe that our services will reduce time, costs and accelerate the time to bring the clients’ products and services to market through managerial assistance, marketing resources, and technological collaboration. As the client companies mature, we can advise them by providing strategic guidance, access to legal and accounting resources.

●	Consult to diverse, innovative and dynamic clients. We believe that the low capital requirements to consult with our target clients, coupled with the short development timeline of technology and start-up companies, enable us to spread our resources across a wide spectrum of clients. Some companies will achieve positive cash flow, some will require further capital, and some will fail. By diversifying our target clients and industries, we believe we will mitigate risk and enhance the value of our clients.

We intend to provide managerial assistance available to our clients and, to the extent available, offer our services for cash or contingent compensation. We will negotiate our fees on a case-by-case basis and intend to offer hourly rates, flat fees and contingent fees for our services. The managerial assistance means, among other things, we offer to provide, and, if accepted do provide, significant guidance and counsel concerning the management, operations or business objectives and policies of our portfolio company.

We will provide a variety of services to client companies, including the following:

●	corporate formation and structure;

●	product development and design;

●	administrative functions and support;

●	marketing, branding and public relations

●	formulating operating strategies and corporate goals;

●	formulating intellectual property and other strategies;

●	introductions to potential joint venture partners, suppliers and customers; and

●	assisting in financial planning.

We intend to derive income from our clients for the performance of these services. At this time we have no official fee structure; pricing will be based upon job description and the anticipated services required by the client company.

Dependence on one or a few major customers

We have no clients

Patents, Trademarks, Licenses, Agreements or Contracts

None at this time

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Number of Employees

Rose Rock Inc has no employees at this time.  Our sole officer and director is largely donating his time to the development of the company, and intends to do whatever work is necessary to bring us to viability.  We have no other employees, but do foresee hiring additional customer service contractors as the company expands into other markets.

Plan of Operation

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  This is because we have generated no revenues and have no operating history.  There is no assurance we will ever reach this point.  Accordingly, we must raise sufficient capital from other sources.  Our only other source for cash at this time is investments by others.  We must raise cash to stay in business.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

In summary, for the next 12 months of business development, we expect we will require $3,500 for completion of our website which we hope to have operating by the beginning of the third quarter., $14,500 for online advertising and social media marketing, by the beginning of the third quarter and $10,000 for ongoing regulatory fees for a total of $28,000. Funding is currently not available and the lack of a funding source would be critical to the future of the company. We will try to raise more funds to meet the expenditure plan in the remainder of this fiscal year. Also, Mr. Sun, our founder, promised verbally to lend funds to us for our expenditure plan if we fail to raise more funds. However, if we failed both to raise funds and to get funds from Mr. Sun, we will be out of business.

If we become a public entity, subject to the reporting requirements of the Exchange Act, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $10,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs.  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we do not have enough cash on hand to fund the completion of our Offering. In order to proceed with our business plan, we will have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either money that we raise from our equity, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Reports to Security Holders

Once this Offering is declared effective, Rose Rock Inc will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports and other electronic information regarding Rose Rock Inc and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

1350 Rose Glen Rd

Gladwyne, PA 19035

484-417-6665

e-mail ysun123@hotmail.com

The space is being provided by management on a rent free basis.  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

Rose Rock Inc does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 7,000,000 shares of common stock outstanding as of February 2, 2015, 5,000,000 are owned by our sole officer and director and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have thirty three (33) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

After the date this Prospectus is declared effective, 5,000,000 of our outstanding shares of common stock will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.   Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six month holding period may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act. The shares owned by our sole officer and director are considered control securities for the purpose of Rule 144.  As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock.  Our sole officer and director own 5,000,000 restricted shares, or 71.4% of the outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

Reports

Following the effective date of this Registration Statement, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

Our transfer agent is West Coast Stock Transfer, Inc.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

ROSE ROCK INC.

BALANCE SHEET

DECEMBER 31, 2014

ASSETS

CURRENT ASSETS
Cash	$7,000
Total current assets	7,000

TOTAL ASSETS	$7,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Loan payable - shareholder	$224
Total current liabilities	224

TOTAL LIABILITIES	224

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 75,000,000 shares authorized,
5,000,000 shares issued and outstanding	5,000
Additional paid-in capital	15,000
Retained earnings	(13,224)
Total stockholders' equity	6,776

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,000

ROSE ROCK INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (SEPTEMBER 26, 2014) TO DECEMBER 31, 2014

REVENUE	$—

OPERATING EXPENSES
General and administrative	13,224

Total operating expenses	13,224

Net loss before income taxes	(13,224)

Income tax provision	—

NET LOSS	$(13,224)

Weighted average number of shares outstanding - basic and diluted	5,000,000

Earning per share - basic and diluted	$(0.00)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of ROSE ROCK INC.

Results of Operations

We have generated no revenues since inception and have incurred $13,224 in startup expenses through December 31, 2014.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and generated no revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our rebranding efforts, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we do not have enough cash on hand to cover the completion of our Offering.

If we do not raise or generate revenues sufficient to cover professional fees, estimated to be $10,000 for the next 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

While our sole officer and director has generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Rose Rock Inc.  During the next year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either our revenues or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of the Company's financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

DIRECTORS AND EXECUTIVE OFFICERS

All of our directors will be elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Xingzhong Sun	65	President, Chief Executive Officer (CEO),

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officer and Director

Xingzhong Sun

Xingzhong Sun is founder of Rose Rock Inc. and has more than 30 years of experience in the consulting industry. During the past decade he has been active as an independent consultant advising global companies with market entry and strategic development issues specializing in US and China related projects. Currently he acts as an independent consultant to companies both in the United States and China wishing to expand their businesses globally.  In 2014, Mr Sun advised Wuhu Air-Far Vehicle Engineering Co., Ltd., an airport ground support equipment ("GSE") trading and servicing company in China, to establish its presence in the States through Air-Far Trading and Consulting LLC, a Delaware company, in order to expand its GSE product line to be sourced in the States.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former directors or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, directors of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (September 26, 2014) to period ended December 31, 2014, no compensation has been accrued by or paid to

(i) any individual serving as Rose Rock Inc' principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;

(ii) Rose Rock Inc' two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii) up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Rose Rock Inc at the end of the period.

The following table sets forth for the period ended September 30, 2014, the compensation awarded to, paid to, or earned by, our officers and directors.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

Xingzhong Sun, President, CEO, CFO, Treasurer	2014	0	0	0	0	0	0	0	0

Currently, our sole officer and/or director is not being compensated for his services during the development stage of our business operations, and is not considered to be employees of the Company.  No other compensation has been or is planned to be paid.

We have not paid any salaries in 2014.and we do not anticipate paying any salaries at any time during the fiscal year ending December 31, 2015.  We will not begin paying salaries until we have adequate funds to do so.

We do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer's responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers are not considered to be employees.

Compensation of Directors

Our directors have not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended December 31, 2014, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Xingzhong Sun	5,000,000	71.4%

(1)	The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.
(2)	Each shareholder owns his or her shares directly.
(3)	Based on 7,000,000 shares issued and outstanding as of February 2, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On September 27, 2014, 5,000,000 shares of Rose Rock Inc' common stock were issued to Xingzhong Sun our sole officer and director of the Company, at the price of $0.004 per share (a total of 5,000,000 shares of common stock and $20,000).

He is our founder and therefore may be considered a promoter, as that term is defined in Rule 405 of Regulation C.

Other

The controlling shareholders, is our sole officer and director, has indicated that he has considered funding continuing operations during the development stage; however there is no written commitment to this effect and as of this filing no funds have been provided.  The Company is dependent upon the continued support

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the management of the Company to use at no charge.

Directors Independence

Our Board of Directors has determined that it does not have a member that is "independent" as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company's Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

ROSE ROCK INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Rose Rock, Inc.

We have audited the accompanying balance sheet of Rose Rock, Inc. as of December 31, 2014 and the related statements of operations, stockholders’ equity and cash flows for the period September 26, 2014 (Inception) to December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated any revenues since inception and has sustained a net loss of $13,224 for the period from inception to December 31, 2014. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rose Rock, Inc. as of December 31, 2014, and the results of its operations and cash flows for the period September

26, 2014 (Inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

 /S/Paritz & Company, P.A.

 Hackensack, New Jersey

February 2, 2015

F-1

ROSE ROCK INC.

BALANCE SHEET

DECEMBER 31, 2014

ASSETS

CURRENT ASSETS
Cash	$7,000
Total current assets	7,000

TOTAL ASSETS	$7,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Loan payable - shareholder	$224
Total current liabilities	224

TOTAL LIABILITIES	224

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 75,000,000 shares authorized,
5,000,000 shares issued and outstanding	5,000
Additional paid-in capital	15,000
Retained earnings	(13,224)
Total stockholders' equity	6,776

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,000

The accompanying notes are an integral part of these financial statements.

F-2

ROSE ROCK INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (SEPTEMBER 26, 2014) TO DECEMBER 31, 2014

REVENUE	$—

OPERATING EXPENSES
General and administrative	13,224

Total operating expenses	13,224

Net loss before income taxes	(13,224)

Income tax provision	—

NET LOSS	$(13,224)

Weighted average number of shares outstanding - basic and diluted	5,000,000

Earning per share - basic and diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

F-3

ROSE ROCK INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM INCEPTION (SEPTEMBER 26, 2014) TO DECEMBER 31, 2014

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at Inception September 26, 2014	—	—	—	—	—

Shares issued to founder at $.004 per share	5,000,000	5,000	15,000	—	20,000

Net loss for the period	—	—	—	(13,224)	(13,224)

Balance - December 31, 2014	5,000,000	$5,000	$15,000	$(13,224)	$6,776

The accompanying notes are an integral part of these financial statements.

F-4

ROSE ROCK INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (SEPTEMBER 26, 2014) TO DECEMBER 31, 2014

Cash Flows from Operating Activities:

Net Loss	$(13,224)

Adjustments to reconcile net loss to net cash
used in operating activities:

Net Cash used in Operating Activities	(13,224)

Cash flows from Financing Activities:

Proceeds from loan from shareholder	224
Proceeds from issuance of common stock	20,000
Net Cash provided by Financing Activities	20,224

Net change in cash	7,000
Cash at beginning of period	—
Cash at end of period	7,000

The accompanying notes are an integral part of these financial statements.

F-5

ROSE ROCK INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Rose Rock Inc. (the “Company”) was incorporated in the State of Nevada on September 26, 2014. The Company is in the development stage whose purpose is to seek to acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2014, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

F-6

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which  defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained a net loss of $13,224 for the period from inception to December 31, 2014. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to December 31, 2014 to the Company’s effective tax rate is as follows:

Income tax expense at statutory rate	$(4,500)
Change in valuation allowance	4,500
Income tax expense per books	-)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2014 are as follows:

Net Operating Loss	$4,500
Valuation allowance	(4,500)
Net deferred tax asset	-)

The Company has approximately $13,000 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2034. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be

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realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

Since inception (September 26, 2014), the company has issued a total of 5,000,000 common shares to its founder for a cash contribution of $20,000.

NOTE 6 – LOAN PAYABLE - SHAREHOLDER

As of December 31, 2014, the Company was obligated to a founder of the Company, for a non-interest bearing demand loan with a balance of $224. The Company plans to pay the loan back as cash flows become available.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 2, 2015, the date these financial statement were available to be issued.

On January 30 and February 2, 2015, the Company issued 2,000,000 shares of common stock for proceeds of $20,000 to unaffiliated investors.

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PART II

 INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$20,000

Accounting	3,000

Filing fees	2.32

TOTAL	$23,001.16

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

Our sole Officer and director purchased 5,000,000 shares of our common stock at $.004 on September 27, 2014 for $20,000 cash. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company's founders.

Thirty two unaffiliated private investors purchased 2,000,000 shares of common stock for $20,000, in a private offering since February 2, 2015.  The company relied upon Section 4(2) of the Act, of Regulation S.  The investors were business acquaintances, family members, or friends of, or personally known to, our officer and director.  It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended.   Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent.  This Offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 The following exhibits are included with this registration statement filing:

Exhibit No.	Description	Incorporated by Reference to
3.1	Articles of Incorporation	(1)
3.2	Bylaws	(1)
5	Opinion re: Legality	(1)
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5)
(1)	Previously provide as an Exhibit to S-1 Registration Statement filed on February 13, 2015.

 UNDERTAKINGS

The undersigned Registrant hereby Undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;
(b)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.	To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.
3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.
4.	For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gladwyne, PA.

ROSE ROCK INC., Registrant

/s/ Xingzhong Sun
Xingzhong Sun
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Xingzhong Sun	Date: April 17, 2015
Xingzhong Sun
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors